EXPLANATORY NOTE

This Amendment No. 3 to the Offering Statement on Form 1-A filed by CNS Pharmaceuticals, Inc. is being filed solely to include Exhibits 9.1 and 12.1. Accordingly, this Amendment No. 3 consists only of Part I, this explanatory note, the signature page, the exhibit index, and the exhibits. The Preliminary Offering Circular is unchanged and has therefore been omitted.

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PART III – EXHIBITS

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Form of Underwriting Agreement (3)
1.2	Form of Issuer Acknowledgment Regulation A Offering between CNS Pharmaceuticals, Inc., FinTech Clearing, LLC and FinTech Global Markets, Inc. (4)
2.1	Amended and Restated Articles of Incorporation of CNS Pharmaceuticals, Inc. (1)
2.2	Amended and Restated Bylaws of CNS Pharmaceuticals, Inc. (1)
3.1	Form of convertible promissory note issued to debt holders (2)
3.2	Form of warrant issued to convertible debt holders (2)
3.3	Form of SAFE agreement used in Regulation CF offering (2)
3.4	Form of Underwriter Warrant (3)
4	Subscription Agreement for Offering (3)
6.1	Amended And Restated Patent License Agreement effective as of December 28, 2017 between CNS Pharmaceuticals, Inc. and Houston Pharmaceuticals, Inc. (2)
6.2	Collaboration and Asset Purchase Agreement between CNS Pharmaceuticals, Inc. and Reata Pharmaceuticals, Inc. dated November 21, 2017 (2)
6.3	2017 Stock Plan of CNS Pharmaceuticals, Inc. (2)
6.4	Employment Agreement between CNS Pharmaceuticals, Inc. and John M. Climaco dated September 1, 2017 (2)
6.5	Consulting Agreement between CNS Pharmaceuticals, Inc. and Fresh Notion Financial Services dated July 27, 2017 (2)
6.6	Sublicense Agreement between CNS Pharmaceuticals, Inc. and WPD Pharmaceuticals, Inc. dated August 30, 2018 (3)
6.7	Sublicense Agreement between CNS Pharmaceuticals, Inc. and Animal Life Sciences, LLC. dated August 31, 2018 (3)
8.1	Form of Offering Deposit Account Agency Agreement with FinTech Clearing, LLC (4)
9.1	Letter Regarding Change in Certifying Accountant
10	Power of Attorney (previously filed)
11.1	Consent of GBH CPAs, PC (previously filed)
11.2	Consent of The Loev Law Firm, PC (included in Exhibit 12)
12.1	Opinion of The Loev Law Firm, PC as to legality of the securities being registered
15	Terms of Use – FlashFunders.com (4)

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(1)	Included with Form DOS filed April 17, 2018 and incorporated by reference
(2)	Included with Form 1-A filed on June 15, 2018 and incorporated by reference
(3)	Included with Form 1-A/A filed September 10, 2018 and incorporated by reference
(4)	Included with Form 1-A/A filed October 12, 2018 and incorporated by reference

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this amendment to Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on October 26, 2018.

CNS Pharmaceuticals, Inc.

By:	/s/ John M. Climaco
John M. Climaco Director and Chief Executive Officer

This offering statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ John M. Climaco
John M. Climaco	Director, President and Chief Executive Officer (principal executive officer)	October 26, 2018

/ s/ Matthew Lourie
Matthew Lourie	Chief Financial Officer (principal financial and accounting officer)	October 26, 2018

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Jerzy (George) Gumulka	Director	October 26, 2018

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Jeffry Keyes	Director	October 26, 2018

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Carl Evans	Director	October 26, 2018

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Andrzej Andraczke	Director	October 26, 2018

 By: /s/ Matthew Lourie

Matthew Lourie

Attorney-in fact

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